EXHIBIT 99.3
Filed by BBCN Bancorp, Inc.
Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: BBCN Bancorp, Inc.
SEC Registration Statement No.: 000-50245

A Combination of the Top Two Commercial Lenders Creating the Only Super Regional Korean-American Bank in the U.S.

A STRATEGIC MERGER OF EQUALS

Customer Fact Sheet
Combined Company Profile (pro forma 9/30/2015)
➢ Only Super Regional Korean-American Bank – Asset size will be nearly 3X the size of the next largest Korean-American bank
➢ Solidified Stature as the Premier Korean-American Bank
✓ Only Nationwide Platform with full banking services available in all of the top major geographic markets with sizeable Asian-American communities in the U.S.
✓ Customers will have access to more than 80 full-service branches in California, New York, Illinois, New Jersey, Washington, Texas, Virginia, Georgia and Alabama
➢ Strongest Banking Partner for our customers with the combined forces of the Top 2 Lenders in the market
✓ Top 10 SBA lender nationwide (pro forma SBA fiscal year ended 9/30/2015)
✓ Unparalleled offering of the most comprehensive suite of business and consumer products and services
➢ 7th Largest Publicly Traded Bank Headquartered in California
➢ Unrivaled Leadership among Korean-American Banks
✓ Largest and best originator of SBA loans
✓ Largest and most well established residential lending platform
✓ Most comprehensive offering of cash management services
✓ Only provider of commercial lease financing, bank-issued credit cards, wealth management services
✓ Only bank with presence in Korea

➢ $12.3 billion in assets
➢ $9.6 billion in loans
➢ $10.0 billion in deposits

	BBCN branches	Wilshire branches
California	28	22
New York	5	4
Illinois	9
New Jersey	3	4
Washington	4
Texas		3
Virginia	1
Georgia		1
Alabama		1
8 BBCN LPOs
4 Wilshire SBA LPOs 2 Residential Mortgage LPOs
LPOs: Loan Production Offices
BBCN Bank was named among Forbes list of Best Banks in America in 2013, 2014 and 2015; Wilshire Bank was named among Forbes list of America’s Most Trustworthy Companies in 2014. The merger of equals will require the approval of our regulators and the shareholders of both BBCN and Wilshire, along with other customary closing conditions.